SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Penn Octane Corporation

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PENN OCTANE CORPORATION
77-530 ENFIELD LANE, BUILDING D
PALM DESERT, CALIFORNIA 92211
August 15, 2005
To Our Stockholders:
     You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Penn Octane Corporation (the “Company”) which will be held at 9:00 a.m., local time, on August 31, 2005, at The Hyatt Regency Huntington Beach, 21500 Pacific Coast Highway, Huntington Beach, California, 92648. Enclosed are a Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card. All holders of the Company’s outstanding Common Stock as of the close of business on August 12, 2005, are entitled to vote at the Annual Meeting.
     It is important that you use this opportunity to participate in the Company’s affairs by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE PRIOR TO THE MEETING. Returning the proxy card will not deprive you of your right to attend the meeting and to vote your shares in person.
     We look forward to seeing you at the meeting.

Sincerely,
/s/ EMMETT M. MURPHY

Emmett M. Murphy Chairman of the Board of Directors

PENN OCTANE CORPORATION
77-530 ENFIELD LANE, BUILDING D
PALM DESERT, CALIFORNIA 92211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 31, 2005
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Penn Octane Corporation, a Delaware corporation (the “Company”), will be held at The Hyatt Regency Huntington Beach, 21500 Pacific Coast Highway, Huntington Beach, California, 92648, on August 31, 2005 at 9:00 a.m., local time, for the following purposes:
1.	To elect three directors to the Board of Directors of the Company.

2.	To ratify the appointment of Burton McCumber & Cortez, L.L.P. as independent accountants for the Company and its subsidiaries for the transition period from August 1, 2004 to December 31, 2004 and the fiscal year ended December 31, 2005.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on August 12, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

/s/ EMMETT M. MURPHY

Emmett M. Murphy Chairman of the Board of Directors

Palm Desert, California
August 15, 2005
     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON.

PENN OCTANE CORPORATION
77-530 ENFIELD LANE, BUILDING D
PALM DESERT, CALIFORNIA 92211

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
August 31, 2005
     This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about August 15, 2005.

INFORMATION REGARDING VOTING, PROXIES AND THE MEETING

Date, Time and Place of Meeting
     The proxy (the “Proxy”) accompanying this Proxy Statement is solicited on behalf of the Board of Directors of Penn Octane Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held at The Hyatt Regency Huntington Beach, 21500 Pacific Coast Highway, Huntington Beach, California, 92648, on August 31, 2005, at 9:00 a.m. (the “Annual Meeting”).
Record Date; Outstanding Shares; Quorum
     Only holders of record of the Company’s Common Stock, $0.01 par value (the “Common Stock”), at the close of business on August 12, 2005 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 15,522,745 shares of Common Stock outstanding and entitled to vote, held by approximately 120 registered stockholders representing approximately 1,900 beneficial owners. A majority of the shares of the issued and outstanding Common Stock entitled to vote at such Annual Meeting, present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business. Proxies marked to abstain from voting on a proposal or to withhold authority to vote on a matter and broker non-votes (as defined below) will be included in determining the presence of a quorum.
Voting
     Holders of the Company’s Common Stock are entitled to one vote for each share held as of the Record Date. Cumulative voting for directors is not permitted.
     If a stockholder abstains on any matter, the stockholder’s shares will not be voted, which will have the same legal effect as a vote “against” the matter. If a stockholder returns a duly executed proxy card and no choice is specified, the stockholder’s shares will be voted in favor of each nominee for election as a director and for Proposal No. 2 on the Proxy and at the discretion of the Proxy holders with respect to any other matter as may properly be brought before the Annual Meeting or an adjournment thereof.
     In the event that a broker, bank, custodian, nominee or other record holder of the Common Stock indicates on a Proxy that it does not have discretionary authority to vote certain shares on a particular matter (a “broker non-vote”), such shares will not be counted as shares entitled to vote with respect to that matter, and therefore will have no effect on the outcome of the vote with respect to any of the proposals. Broker non-votes will, however, be counted toward the establishment of a quorum.

     With regard to Proposal No. 1 below, directors will be elected by a plurality of the votes cast by the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, assuming a quorum is present; such votes may not be cumulated. With regard to Proposal No. 2, the affirmative vote of a majority of the issued and outstanding shares of Common Stock of the Company present in person or by proxy and entitled to vote at the Annual Meeting, is required for approval, assuming a quorum is present.
Solicitation of Proxies
     The Proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting. Stockholders are requested to complete, date and sign the Proxy and promptly return it in the accompanying postage prepaid envelope or otherwise mail or deliver it to the Company c/o Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, Colorado 80401.
     The expenses of soliciting the Proxies will be paid by the Company. Following the original mailing of the Proxies and other soliciting materials, the Company, its officers, and employees and/or its agents may also solicit proxies by mail, electronic mail, telephone, telegraph, facsimile or in person. Company employees will not receive any additional compensation for such activities. The Company will request that the brokers, custodians, nominees and other record holders forward copies of the Proxy Statement, Proxy and any other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise thereof. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses incurred in forwarding such Proxies.
Voting of Proxies
     All Proxies that are properly executed and returned, and that are not revoked prior to their use, will be voted at the Annual Meeting in accordance with the instructions indicated therein or, if no direction is indicated, in favor of the election to the Company’s Board of Directors of each of the nominees listed in Proposal No. 1 below and for Proposal No. 2. The enclosed Proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, management of the Company is not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the Proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the Proxy holders.
Revocation of Proxies
     Any person signing a Proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A stockholder who has given a Proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering to the Secretary of the Company (by any means, including facsimile) a written notice, bearing a date later than the Proxy, stating that the Proxy is revoked; (ii) signing and delivering a subsequent proxy relating to the same shares of Common Stock and bearing a later date prior to the vote at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a Proxy). Please note, however, that if a stockholder’s shares of Common Stock are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a valid proxy from the broker, bank or other nominee authorizing the stockholder to vote on behalf of the record holder.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     The Board of Directors of the Company is presently composed of three members, with each director serving until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified or until such director’s earlier resignation or removal.
     At the Annual Meeting, the following three persons will be nominated for election of the Board of Directors: Stewart J. Paperin, Harvey L. Benenson, and Emmett M. Murphy. All of such nominees are currently directors of the Company. Shares represented by the Proxy will be voted for the election of each of the nominees unless the Proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the Proxy may be voted for such substitute nominee as the Proxy holders may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director. Directors will be elected by a plurality of the votes of the issued and outstanding shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting, assuming a quorum is present.
     The following nominees are considered “independent” under applicable rules of the Nasdaq Stock Market: Messrs. Benenson, Murphy, and Paperin. If each of the foregoing nominees is elected, a majority of the Board of Directors will be comprised of independent directors.
Directors/Nominees
     The names of the Company’s directors, including the nominees, and certain information about them are set forth below:
			Director
Name of Director	Age	Position with Company	Since
Stewart J. Paperin	57	Director	1996
Harvey L. Benenson	57	Director	2000
Emmett M. Murphy	53	Chairman of the Board and Director	2001
     Each of the nominees, if elected, will serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.
     Stewart J. Paperin was elected a director of the Company in February 1996. Since July 1996, Mr. Paperin has served as Executive Vice President of the Soros Foundations Open Society Institute, which encompasses the charitable operations of 40 foundations in Central and Eastern Europe, the United States, Africa, and Latin America, and as a portfolio manager of Soros Fund Management.
     Harvey L. Benenson was elected a director of the Company in August 2000. Mr. Benenson has been Managing Director, Chairman and Chief Executive Officer of Lyons, Benenson & Company Inc., a management consulting firm, since 1988, and Chairman of the Benenson Strategy Group, a strategic research, polling and consulting firm affiliated with Lyons, Benenson & Company Inc., since July 2000. Mr. Benenson was a partner in the management consulting firm of Cresap, McCormick and Paget from 1974 to 1983, and Ayers, Whitmore & Company from 1983 to 1988.

     Emmett M. Murphy was elected a director of the Company in November 2001. In April 1996, Mr. Murphy founded Paradigm Capital Corp., Fort Worth, Texas, an investment firm, and he has been the President and Chief Executive Officer of Paradigm Capital since that time. From March 1981 to April 1996, Mr. Murphy was a Partner in Luther King Capital Management, Fort Worth, Texas, a registered investment advisor. Mr. Murphy has been a Chartered Financial Analyst since 1979. He received a Bachelor of Science degree from the University of California at Berkeley in 1973 and a Master of Business Administration degree from Columbia University in 1975.
     The Board of Directors unanimously recommends that you vote FOR the election of each of Stewart J. Paperin, Harvey L. Benenson, and Emmett M. Murphy as Directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, FOR each of the above-named nominees. The election of directors requires a plurality of the votes cast by the holders of the Company’s Common Stock present and voting at the Meeting.
Meetings of the Board of Directors and Board Committees
     There were five meetings of the Board of Directors during the fiscal year ended July 31, 2004 and one meeting of the Board of Directors during the transition period from August 1 to December 31, 2004. In December 2004, the Company changed its fiscal year end from July 31 to December 31. Mr. Benenson missed two board meetings during the fiscal year ended July 31, 2004 and one board meeting during the transition period from August 1 to December 31, 2004. The Board of Directors does not have a policy regarding attendance at annual meetings of stockholders. The following directors attended the annual meeting of stockholders held on July 31, 2004: Jerome B. Richter and Richard Shore, Jr.
     The Board of Directors has appointed an audit committee and a compensation committee. In addition, the Board of Directors appointed an independent committee to review the terms of the Spin-Off transaction, described below under Other Information — Certain Relationships and Related Transactions. The members of each committee are appointed by the Board of Directors.
     The Board of Directors has not appointed a nominating committee or committee performing similar functions. Each director, including the Chairman of the Board, may suggest candidates for election to the Board of Directors. In lieu of approval by a nominating committee, a majority of the independent directors must recommend any candidate before final selection by full Board of Directors. The Board of Directors does not have a policy with regard to the consideration of director candidates recommended by stockholders but will instead consider any such candidates on a case-by-case basis. A stockholder wishing to recommend a candidate for director should furnish to the Secretary of the Company, at its principal executive offices, the name of the candidate, relevant background information on the candidate, the name and contact information of the recommending stockholder, and the number of shares beneficially owned by such stockholder. Any such recommendation must be received by the Company not later than the deadline for stockholder proposals set forth below under Stockholder Proposals and Communications.
     Audit Committee. The Company’s audit committee (the “Audit Committee”) consists of Stewart J. Paperin (Chairman), Harvey L. Benenson, and Emmett M. Murphy. All of the present members of the Audit Committee are “independent” under applicable rules of the Nasdaq Stock Market. Mr. Paperin and Mr. Murphy are considered “audit committee financial experts” as defined in applicable rules of the Securities and Exchange Commission.
     The Audit Committee operates under a charter, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee recommends the engagement or termination of independent auditors and reviews the scope of their services and the Company’s consolidated financial statements and the related audit. The Audit Committee is also responsible for investigations of any matter within its purview and brought to its attention. The Audit Committee also reviews all reports of examination and management’s responses and annually reviews transactions involving the Company and any director, executive officer or other affiliate. The Audit Committee met five times during the fiscal ended year July 31, 2004 and twice during the transition period from August 1 to December 31, 2004. See the Audit Committee Report.

     Compensation Committee. The Company’s compensation committee (the “Compensation Committee”) consists of Harvey L. Benenson (Chairman), Stewart J. Paperin and Emmett M. Murphy. Jerome B. Richter resigned from the Compensation Committee effective July 30, 2004. The Compensation Committee approves all salary levels and incentive awards for all executive officers, subject to ratification by the Board of Directors. The Compensation Committee meet once during the fiscal year ended July 31, 2004 and met once during the transition period from August 1 to December 31, 2004. See the Compensation Committee Report.
     Independent Committee. In January 2003, the Board of Directors appointed a committee consisting solely of independent directors (the “Independent Committee”) to review and advise the board regarding the Spin-Off transaction. The Independent Committee consists of Harvey L. Benenson, Stewart J. Paperin and Emmett M. Murphy. At the Company’s expense, the Independent Committee engaged independent legal counsel and financial advisors to assist the committee in its evaluation of the Spin-Off. The Independent Committee met once during the fiscal year ended July 31, 2004 and did not meet during the transition period from August 1 to December 31, 2004.
Changes in Directors and Officers
     In May 2005, Jerome B. Richter retired and resigned as a director and officer of the Company. Prior to his resignation, Mr. Richter served as Chairman of the Board of Directors, Director and Chief Executive Officer of the Company.
     In June 2005, Richard Shore, Jr., resigned as a director and officer of the Company. Prior to his resignation, Mr. Shore served as a Director and President of the Company.
     In June 2005, Charles C. Handly, who served previously as Executive Vice President and Chief Operating Officer of the Company, was appointed as President and Chief Executive Officer of the Company.
Executive Officers
     The names of the Company’s executive officers, and certain information about them are set forth below:

Name of			Officer
Executive Officer	Age	Position with Company	Since
Charles C. Handly	68	President and Chief Executive Officer	2003
Ian T. Bothwell	45	Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	1996
Jerry L. Lockett	64	Vice President and Secretary	1998
     Charles C. Handly was appointed President and Chief Executive Officer in June 2005. From May 2003 until June 2005, Mr. Handly served as Chief Operating Officer and Executive Vice President of the Company and from August 2002 through April 2003, Mr. Handly served as Vice President of the Company. From August 2000 through July 2002, Mr. Handly provided consulting services to the Company. Mr. Handly previously served as a director of the Company from August 2000 until August 2002 and from July 2003 through July 2004. Mr. Handly retired from Exxon Corporation on February 1, 2000 after 38 years of service. From 1997 until January 2000, Mr. Handly was Business Development Coordinator for gas liquids in Exxon’s Natural Gas Department. From 1987 until 1997, Mr. Handly was supply coordinator for two Exxon refineries and 57 gas plants in Exxon’s Supply Department.
     Ian T. Bothwell was elected Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company in October 1996. He also served as a director of the Company from March 1997 until July 2004. Since July 1993, Mr. Bothwell has been a principal of Bothwell & Asociados, S.A. de C.V., a Mexican management consulting and financial advisory company that was founded by Mr. Bothwell in 1993 and specializes in financing infrastructure projects in Mexico. From February 1993 through November 1993, Mr. Bothwell was a senior manager with Ruiz, Urquiza y Cia., S.C., the affiliate in Mexico of Arthur Andersen L.L.P., an accounting firm. Mr. Bothwell also serves as Chief Executive Officer of B & A Eco-Holdings, Inc., the company formed to purchase the Company’s CNG assets.

     Jerry L. Lockett joined the Company as a Vice President in November 1998. In January 2004, Mr. Lockett was elected Secretary of the Company. He also served as a director of the Company from 1999 until July 2004. Prior to joining the Company, Mr. Lockett held a variety of positions during a 31 year career with Union Carbide Corporation in sales management, hydrocarbon supply and trading, and strategic planning. He also served in a management position with Union Carbide’s wholly-owned pipeline subsidiaries.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Burton McCumber & Cortez, L.L.P. (“Burton McCumber”) as independent accountants for the Company and its subsidiaries for the transition period from August 1, 2004 to December 31, 2004, and the fiscal year ending December 31, 2005, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Burton McCumber has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The Delaware General Corporation Law does not require the ratification of the selection of independent accountants by the Company’s stockholders, but in view of the importance of the financial statements to the stockholders, the Board of Directors deems it advisable that the stockholders pass upon such selection. Representatives of Burton McCumber will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
     In the event the stockholders fail to ratify the selection of Burton McCumber, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
     The Company has been billed as follows for the professional services of Burton McCumber rendered during fiscal years ended July 31, 2003 and 2004, and the transition period from August 1, 2004 to December 31, 2004:

	Year Ended		Year Ended		August 1 -
	July 31,		July 31,		December 31,
	2003		2004		2004
Audit Fees	$263,229		$317,897		$208,675
Audit - Related Fees	$—		$—		$—
Tax Fees (1)	$12,420		$13,868		$20,430
All Other Fees	$165,746	(2)	$240,083	(3)	$51,170	(4)

(1)	Represents fees billed for tax compliance, tax advice and tax planning services.

(2)	Consists of $3,288 in fees billed for accounting and tax issues related to Mexico and U.S. and $162,458 in fees billed related to the Spin-Off.

(3)	Consists of $12,513 in fees billed for accounting and tax issues related to Mexico and U.S. and $227,571 related to the Spin-Off.

(4)	Consists of $21,025 in fees billed for accounting and tax issues related to Mexico and U.S. and $30,145 related to the Spin-Off.
     The Company’s Audit Committee approves the engagement of its independent auditor to perform audit related services. The Audit Committee does not formally approve specific amounts to be spent on non-audit related services which in the aggregate do not exceed amounts to be spent on audit related services. In determining the reasonableness of audit fees, the audit committee considers historical amounts paid and the scope of services to be performed.
     The Audit Committee has considered and determined that the services described above other than audit services is compatible with maintaining the independence of Burton McCumber.

Audit Committee Report
     The current members of the Audit Committee are Stewart J. Paperin (Chairman), Harvey L. Benenson, and Emmett M. Murphy. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A.
     The Audit Committee’s agenda is established by the Audit Committee’s chairman and the Company’s Chief Financial Officer. The Audit Committee reviews with management the audited financial statements in the Company’s Annual Report on Form 10-K and (if separate) the Annual Report to Stockholders, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
     The Audit Committee has discussed with the independent auditors the matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (“Communication with Audit Committees”). The Audit Committee has received and discussed with the independent auditors an annual written report on their independence from the Company and its management made under Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). The Audit Committee has considered and determined that other non-audit services provided by the independent auditors to the Company during the fiscal year ended July 31, 2004 were compatible with the independent auditors independence.
     In performing its functions, the Audit Committee acts only in an oversight capacity. The Audit Committee does not complete its reviews prior to the Company’s public announcements of financial results and, in its oversight role, the Audit Committee necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.
     The Audit Committee made no recommendation to the Board of Directors concerning the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2004, for filing with the Securities and Exchange Commission.
BY THE AUDIT COMMITTEE

STEWART J. PAPERIN
HARVEY L. BENENSON
EMMETT M. MURPHY
     The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 2 on the Proxy) to ratify the selection of the independent accountants. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Annual Meeting.

EXECUTIVE COMPENSATION

     Compensation Committee Report on Executive Compensation
The Company’s compensation to executive officers is administered by the Compensation Committee of the Board of Directors. As of July 31, 2004, the Compensation Committee was comprised of three directors (Jerome B. Richter resigned from the committee effective July 30, 2004), all of whom are outside directors. The Compensation Committee reports to the Board of Directors on all compensation matters concerning the Company’s executive officers (the “Executive Officers”), including the Company’s Chief Executive Officer and the Company’s other Executive Officers (collectively, with the Chief Executive Officer, the “Named Executive Officers”) (see below). In determining annual compensation, including bonus, and other incentive compensation to be paid to the Named Executive Officers, the Compensation Committee considers several factors including overall performance of the Named Executive Officer (measured in terms of financial performance of the Company, opportunities provided to the Company, responsibilities, quality of work and/or tenure with the Company), and considers other factors including retention and motivation of the Named Executive Officers and the overall financial condition of the Company. The Compensation Committee provides compensation to the Named Executive Officers in the form of cash, equity instruments and forgiveness of interest incurred on indebtedness to the Company.
The overall compensation provided to the Named Executive Officers consisting of base salary and the issuance of equity instruments is intended to be competitive with the compensation provided to other executives at other companies of similar size after adjusting for factors described above, including the Company’s financial condition during the term of employment of the Executive Officers.
Base Salary: The base salary is approved based on the Named Executive Officer’s position, level of responsibility and tenure with the Company.
Chief Executive Officer’s Compensation: During the fiscal year ended July 31, 2004, Jerome B. Richter was paid in accordance with the terms of his employment agreement which was in effect during the period. The Board of Directors continued to ratify prior elections not to accrue future interest payable by Mr. Richter on his promissory note given to the Company in order to acquire shares of common stock of the Company so long as Mr. Richter continued to provide guarantees to certain of the Company’s creditors. In connection with the Spin-Off, the Company granted Mr. Richter an option to purchase 25% of Rio Vista GP LLC, the general partner of Rio Vista Energy Partners L.P. The Compensation Committee determined that Mr. Richter’s compensation under the employment agreement and the Option are fair to the Company, in view of the responsibilities of Mr. Richter with the Company.
COMPENSATION COMMITTEE

HARVEY L. BENENSON
STEWART J. PAPERIN
EMMETT M. MURPHY
Compensation Committee Interlocks and Insider Participation
     Stewart J. Paperin, Emmett M. Murphy and Harvey L. Benenson served as the members of the Compensation Committee during the fiscal year ended July 31, 2004. Jerome B. Richter also served as a member of the Compensation Committee until his resignation from the committee on July 30, 2004. Mr. Richter was the Chief Executive Officer of the Company, so his compensation during his term on the Compensation Committee was subject to ratification by the Board of Directors.

Executive Compensation
     On September 30, 2004, pursuant to the terms of an employment agreement dated May 13, 2003 with Richard Shore, Jr., the Company issued warrants to purchase 763,737 shares of the Company’s common stock at an exercise price of $1.14 per share to Shore Capital, LLC, an affiliate of Mr. Shore. The warrants expire on July 10, 2006.
     On March 9, 2005, the board of directors of the Company approved the grant to certain executive officers of the Company of warrants to purchase a total of 625,000 shares of the Company’s common stock under the Company’s 2001 Warrant Plan previously approved by the Company’s stockholders. The exercise price for the warrants is $1.50 per share, which was the closing price for the Company’s common stock as reported by the Nasdaq Stock Market on March 9, 2005. Warrants vest in equal monthly installments over a period of 36 months from the date of grant. All warrants become fully exercisable upon a change in control event and expire five years from the date of grant.
     The following table sets forth annual and all other compensation to the Named Executive Officers, for services rendered in all capacities to the Company and its subsidiaries during each of the fiscal years ended July 31, and the transition period from August 1 to December 31, 2004, as indicated. This information includes the dollar values of base salaries, bonus awards, the number of warrants granted and certain other compensation, if any, whether paid or deferred. The Company does not grant stock appreciation rights or other long-term compensation plans for employees.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
				All Other		Securities
				Annual	Restricted	Underlying		All Other
Name and Principal				Compen-	Stock	Options/	LTIP	Compensation
Position	Period	Salary ($)	Bonus ($)	sation ($)	Awards ($)	SARS (#)	Payouts ($)	($)
Jerome B. Richter,
Chairman of the	2004 (2)	126,923	41,667	—	—	—	—	113,409(3)
Board and Chief	2004 (4)	300,000	189,695	—	—	—	—	158,932(3)
Executive Officer (1)	2003 (4)	300,000	208,832	—	—	—	—	54,733(3)
	2002 (4)	300,000	319,436	—	—	—	—	—
Richard Shore, Jr.,
President (5)	2004 (2)	152,308	—	—	—	—	—	—
	2004 (4)	360,000	—	—	—	—	—	—
	2003 (4)	78,462	—	—	—	—	—	—
	2002 (4)	—	—	—	—	—	—	—
Charles C. Handly,
Chief Operating Officer	2004 (2)	76,154	—	—	—	—	—	—
and Executive Vice	2004 (4)	180,000	—	—	—	—	—	—
President (6)	2003 (4)	138,461	—	—	—	—	—	—
	2002 (4)	6,923	—	—	—	—	—	—
Ian T. Bothwell,
Vice President, Treasurer,	2004 (2)	76,154	—	—	—	—	—	—
Assistant Secretary and	2004 (4)	180,000	—	—	—	—	—	—
Chief Financial Officer	2003 (4)	180,000	—	—	—	—	—	—
	2002 (4)	168,000	—	—	—	—	—	—

Jerry L. Lockett,	2004 (2)	55,846	—	—	—	—	—	—
Vice President and Secretary	2004 (4)	132,000	—	—	—	—	—	—
	2003 (4)	132,000	—	—	—	—	—	—
	2002 (4)	132,000	—	—	—	—	—	—

(1)	Mr. Richter retired and resigned as a director and officer of the Company in May 2005.
(2)	Information is for the transition period from August 1, 2004 to December 31, 2004.
(3)	In connection with Mr. Richter’s employment contract, the Company paid these amounts for life insurance premiums on behalf of Mr. Richter.
(4)	Information is for the fiscal year ended July 31.
(5)	Mr. Shore resigned as a director and officer of the Company in June 2005.
(6)	Mr. Handly was appointed as President and Chief Executive Officer of the Company in June 2005.

AGGREGATED WARRANT EXERCISES DURING FISCAL YEAR ENDED JULY 31, 2004
AND WARRANT VALUES ON JULY 31, 2004

			Number Of Securities	Value Of Unexercised
	Number of Shares		Underlying Unexercised	In-The-Money
	Acquired Upon		Warrants At July 31,	Warrants At July 31, 2004
	Exercise of	Value Realized	2004 (#) Exercisable/	Exercisable/Unexercisable
Name	Warrants (#)	Upon Exercise ($)	Unexercisable	($)(1)

Jerome B. Richter	0	0	510,000/0	0/0
Richard Shore, Jr.	0	0	0/0	0/0
Charles C. Handly	0	0	139,521/479	0/0
Ian T. Bothwell	0	0	310,000/0	0/0
Jerry L. Lockett	0	0	210,000/0	0/0

(1)	Based on a closing price of $1.03 per share of Common Stock on July 31, 2004 (adjusted for Spin-off).
AGGREGATED WARRANT EXERCISES DURING THE TRANSITION PERIOD FROM AUGUST 1, 2004 TO DECEMBER 31,
2004 AND WARRANT VALUES ON DECEMBER 31, 2004

			Number Of Securities	Value Of Unexercised
	Number of Shares		Underlying Unexercised	In-The-Money
	Acquired Upon		Warrants At December 31,	Warrants At December 31, 2004
	Exercise of	Value Realized	2004 (#) Exercisable/	Exercisable/Unexercisable
Name	Warrants (#)	Upon Exercise ($)	Unexercisable	($)(1)

Jerome B. Richter	0	0	10,000/0	0/0
Richard Shore, Jr.	0	0	763,737/0	0/0
Charles C. Handly	0	0	140,000/0	0/0
Ian T. Bothwell	0	0	210,000/0	0/0
Jerry L. Lockett	0	0	10,000/0	0/0

(1)	Based on a closing price of $1.10 per share of Common Stock on December 31, 2004.
Employment Contracts
Effective July 2002, the Company entered into a new three year employment agreement with Jerome B. Richter (the “2002 Richter Agreement”). Under the terms of the 2002 Richter Agreement, Mr. Richter was entitled to receive a monthly salary equal to $25,000 and a minimum annual bonus payment equal to $100,000 plus 5% of net income before taxes of the Company. In addition, Mr. Richter was entitled to receive a warrant grant by December 31, 2002 in an amount and with terms commensurate with prior practices. The Company has not issued to Mr. Richter a warrant in connection with the 2002 Richter Agreement. In connection with the 2002 Richter Agreement, Mr. Richter also was the beneficiary of a term life insurance policy which was paid for by the Company.
In connection with the 2002 Richter Agreement, the Company also agreed to forgive any interest due from Mr. Richter pursuant to Mr. Richter’s promissory note payable to the Company, provided that Mr. Richter guarantees at least $2,000,000 of the Company’s indebtedness during any period of that fiscal year of the Company. Furthermore, the Company agreed to forgive Mr. Richter’s promissory note in the event that either (a) the share price of Penn Octane’s common stock trades for a period of 90 days at a blended average price equal to at least $6.20, or (b) the Company is sold for a price per share (or an asset sale realizes revenues per share) equal to at least $6.20.

Mr. Richter retired and resigned as a director and officer of the Company in May 2005.
Effective November 2002, the Company and Shore Capital, LLC (“Shore Capital”), an affiliate of Richard Shore, Jr., entered into a consulting contract whereby the Company agreed to pay Shore Capital $30,000 a month for a period of six months. Under the terms of the consulting contract, Shore Capital received an exclusive right in the event the Company effectively converted its structure into a publicly traded master limited partnership (the “MLP”), to purchase up to a 50% voting interest in the general partner of the MLP at a price not to exceed $330,000. In addition, in the event that the conversion of the Company into an MLP was successful, Shore Capital was also entitled to receive an option to acquire up to 5% interest in the MLP at an exercise price not to exceed $1,650,000. The contract also provided for the Company to offer Mr. Shore a two-year employment agreement at the same rate provided for under the contract. The Company did not convert to an MLP as originally structured.
In May 2003, Mr. Shore was appointed President of the Company. Effective May 13, 2003, the Company and Mr. Shore entered into a two-year employment agreement. Under the terms of the agreement, Mr. Shore was entitled to receive a monthly salary of $30,000 per month and in connection with the Company’s revised structure to form an MLP, Shore Capital received options exercisable after the date of the distribution of the Common Units of Rio Vista to the stockholders of Penn Octane, to purchase 97,415 Common Units of the MLP at a per Common Unit exercise price of $8.47, to purchase 763,737 shares of common stock of Penn Octane at a per common share exercise price of $1.14 and to purchase 25% of the General Partner of Rio Vista, at an exercise price equal to 0.5% of the tax basis capital of Rio Vista immediately after the distribution of Common Units of Rio Vista to the stockholders of Penn Octane. Under the terms of his employment agreement, Mr. Shore was permitted to make monetary investments in other businesses so long as the business did not directly compete with the Company.
Mr. Shore resigned as a director and officer of the Company in June 2005.
In June 2005, Charles C. Handly was appointed as President and Chief Executive Officer of the Company. The Company does not have an employment agreement with Mr. Handly.
Compensation of Directors
At a meeting of the Board of Directors held in September 1999, the board approved the implementation of a plan (the “1999 Board Plan”) to compensate each outside director serving on the Board of Directors. Under the 1999 Board Plan, all outside directors upon election to the Board are entitled to receive warrants to purchase 20,000 shares of common stock of Penn Octane and are to be granted additional warrants to purchase 10,000 shares of common stock of Penn Octane for each year of service as a director. All such warrants will expire five years after the warrants are granted. The exercise price of the warrants issued under the 1999 Board Plan are equal to the average trading price of Penn Octane’s common stock on the effective date the warrants are granted, and the warrants vest monthly over a one year period. The Company does not pay cash compensation to outside directors but does reimburse expenses incurred by directors in connection with board and committee meetings.
On March 9, 2005, the Board of Directors of the Company approved the grant to each outside director of warrants to purchase 85,000 shares of the Company’s common stock, for a total of 255,000 shares (the “2005 Board Plan”), under the Company’s 2001 Warrant Plan previously approved by the Company stockholders. The exercise price for the warrants is $1.50 per share, which was the closing price for the Company’s common stock as reported by the Nasdaq Stock Market on March 9, 2005. The warrants vest in equal monthly installments over a period of 12 months from the date of grant. All warrants become fully exercisable upon a change in control event and expire five years from the date of grant. As a result of the 2005 Board Plan, the 1999 Board Plan is no longer in effect.

Stock Performance Graph
The following graph compares the yearly percentage change in the Company’s cumulative, five-year total stockholder return with the Russell 2000 Index and the NASDAQ Index. The graph assumes that $100 was invested on August 1, 1999 in each of Penn Octane’s Common Stock, the Russell 2000 Index and the NASDAQ Index, and that all dividends were reinvested. The graph is not, nor is it intended to be, indicative of future performance of Penn Octane’s Common Stock.
The Company is not aware of a published industry or line of business index with which to compare the Company’s performance. Nor is the Company aware of any other companies with a line of business and market capitalization similar to that of the Company with which to construct a peer group index. Therefore, the Company has elected to compare its performance with the NASDAQ Index and Russell 2000 Index, an index of companies with small capitalization.
Penn Octane Corporation
Stock Performance Graph
July 31, 2004

	1999	2000	2001	2002	2003	2004
Penn Octane Corporation	$100	$302	$168	$130	$139	$86
Russell 2000 Index	$100	$113	$109	$88	$107	$124
NASDAQ Index	$100	$143	$77	$50	$66	$71

OTHER INFORMATION

Certain Relationships and Related Transactions
     During April 1997, Jerome B. Richter exercised warrants to purchase 2,200,000 shares of common stock of Penn Octane, at an exercise price of $1.25 per share. The consideration for the exercise of the warrants consisted of $22,000 in cash and a $2,728,000 promissory note. The note was due on April 11, 2000. On April 11, 2000, Mr. Richter issued a new promissory note with a principal amount of $3,196,693 (the “New Richter Note”), representing the total unpaid principal and unpaid accrued interest at the expiration of the original promissory note. The Board of Directors of the Company agreed to waive interest due on the New Richter Note after September 2000 in consideration for Mr. Richter providing certain collateral and personal guarantees of Company debt. The principal amount of the New Richter Note plus accrued interest at an annual rate of 10.0%, except as adjusted for above, was due on April 30, 2001. In November 2001 the Company extended the due date to October 31, 2003 and the interest was adjusted to the prime rate on November 7, 2001 (5.0%). In July 2002 the Company extended the due date of the New Richter Note to July 29, 2005 and the interest rate was adjusted to the prime rate plus one percentage point on July 24, 2002 (5.75%). In connection with the extension, the Company agreed in Mr. Richter’s employment agreement to continue to forgive any interest due from Mr. Richter pursuant to the New Richter Note, provided that Mr. Richter guarantees at least $2,000,000 of the Company’s indebtedness during any period of that fiscal year of the Company. Furthermore, the Company agreed to forgive the New Richter Note in the event that either (a) the share price of Penn Octane’s common stock trades for a period of 90 days at a blended average price equal to at least $6.20, or (b) the Company is sold for a price per share (or an asset sale realizes revenues per share) equal to at least $6.20. Mr. Richter is personally liable with full recourse to the Company and has provided 1,000,000 shares of common stock of Penn Octane as collateral. As a result of the Spin-Off he is also required to provide 125,000 Common Units of Rio Vista owned by him. Those shares and units, together with an additional 1,000,000 Penn Octane shares and 125,000 Rio Vista units, were subsequently pledged to the holders of certain of the Company’s debt obligations.
     During the period August 2002 through May 2005, the Company employed Lon Richter, son of Jerome B. Richter. Lon Richter as the director of information systems at an annual salary of approximately $96,000.
     During July 2003, Jorge Bracamontes resigned from his position as a director and officer of the Company. In connection with his resignation, the Company agreed to (i) forgive the remaining balance of his $498,000 promissory note delivered in connection with his previous exercise of warrants to purchase 200,000 shares of common stock of the Company, (ii) forgive the remaining balance of his wife’s $46,603 promissory note to the Company, (iii) issue 21,818 shares of common stock of the Company (valued at approximately $75,000), and (iv) make certain payments of up to $500,000 based on the success of future projects (Mr. Richter agreed to guarantee these payments with 100,000 of his shares of the common stock of the Company). Mr. Bracamontes continued to provide services, and the Company paid Mr. Bracamontes $15,000 per month through March 31, 2004. Simultaneously, Mr. Bracamontes sold his 90% interest in Tergas, S.A. de C.V. (“Tergas”), a consolidated affiliate of the Company, to another officer of the Company, Vicente Soriano, who collectively owns a 95% interest in Tergas. The remaining balance is owned by Abelardo Mire, a consultant of the Company. The Company has an option to acquire Tergas for a nominal price of approximately $5,000. The Company pays Tergas its actual cost for distribution services at the Matamoros Terminal Facility plus a small profit.
     During September 2000, Ian T. Bothwell, a director and executive officer of the Company, exercised warrants to purchase 200,000 shares of common stock of Penn Octane, at an exercise price of $2.50 per share. The consideration for the exercise of the warrants included $2,000 in cash and a $498,000 promissory note. The principal amount of the note plus accrued interest at an annual rate of 10.5% was due in April 2001. During November 2001, the Company and Mr. Bothwell agreed to exchange 14,899 shares of common stock of Penn Octane held by Mr. Bothwell for payment of all unpaid interest owing to the Company through October 2001. In addition, the Company agreed to extend the maturity date of the note held by Mr. Bothwell to October 31, 2003.

     On September 10, 2000, the Board of Directors approved the repayment by a company controlled by Mr. Bothwell (the “Buyer”), a director and executive officer of the Company, of the $900,000 promissory note to the Company through the exchange of 78,373 shares of common stock of Penn Octane owned by the Buyer, which were previously pledged to the Company in connection with the promissory note. The exchanged shares had a fair market value of approximately $556,000 at the time of the transaction resulting in an additional loss of $84,000. The remaining note had a balance of $214,355 and was collateralized by compressed natural gas refueling station assets and 60,809 shares of Penn Octane’s common stock owned by the Buyer.
     During October 2002, the Company agreed to accept the compressed natural gas refueling station assets with an appraised fair value of approximately $800,000 as payment for all notes outstanding at the time (with total principal amount of $652,759 plus accrued interest) owed to the Company by Mr. Bothwell, an executive officer and director of the Company. In connection with the transaction, the Company adjusted the fair value of the assets to $720,000 to reflect additional costs estimated to be incurred in disposing of the assets. The Company also recorded interest income as of July 31, 2003 on the notes of approximately $67,241, which had previously been reserved, representing the difference between the adjusted fair value of the assets and the book value of the notes.
     In January 2002, the Company loaned Mr. Richter, the Company’s Chief Executive Officer, $200,000 due in one year. The Company had also made other advances to Mr. Richter of approximately $82,000 as of July 31, 2002, which were offset per his employment agreement against accrued and unpaid bonuses due to Mr. Richter. The note due from Mr. Richter in the amount of $200,000 plus accrued interest as of January 31, 2003, was paid through an offset against previously accrued bonus and profit sharing amounts due to Mr. Richter in January 2003.
     During March 2003, warrants to purchase 250,000 shares of common stock of Penn Octane were exercised by Trellus Partners, L.P. for which the exercise price totaling $625,000 was paid by reduction of a portion of the outstanding debt and accrued interest owed to Trellus Partners, L.P. by the Company. In addition, during March 2003, Trellus Partners, L.P. acquired 161,392 shares of common stock of Penn Octane from the Company at a price of $2.50 per share in exchange for cancellation of the remaining outstanding debt and accrued interest owed to Trellus Partners, L.P. totaling $403,480.
     Effective November 2002, the Company and Shore Capital entered into a consulting contract. See “Executive Compensation — Employment Contracts” above.
     Effective May 13, 2003, the Company and Mr. Shore entered into a two-year employment agreement. See “Executive Compensation — Employment Contracts” above.
     In July 2003, the Company formed Rio Vista Energy Partners L.P., a Delaware limited partnership (the “MLP”). Until September 2004, the MLP was a wholly owned subsidiary of the Company. In September 2004, the Company distributed 100% of the limited partner units in the MLP to the Company’s common stockholders (the “Spin-Off”), resulting in the MLP becoming an independent public company. The MLP has two subsidiaries, Rio Vista Operating Partnership L.P. (0.1% owned by Rio Vista Operating GP LLC and 99.9% owned by the MLP) and Rio Vista Operating GP LLC (wholly-owned by the MLP), the general partner of Rio Vista Operating Partnership L.P. As a result of the Spin-Off, Rio Vista Operating Partnership L.P. owns substantially all of the Company’s former pipeline and terminal assets in Brownsville, Texas and Matamoros, Mexico. The general partner of the MLP is Rio Vista GP LLC (the “General Partner”), which holds a 2% general partner interest in the MLP. The General Partner is currently a wholly-owned subsidiary of the Company, subject to the General Partner Options described below.
     In connection with the Spin-Off, the Company granted to Jerome B. Richter (the Company’s former Chief Executive Officer) and Shore Capital, LLC (an affiliate of Richard Shore, Jr., the Company’s former President), options (the “General Partner Options”) to each purchase 25% of the limited liability company interests in the General Partner of the MLP. The exercise price for each of the General Partner Options will be the pro rata share (0.5%) of the MLP’s tax basis capital immediately after the Spin-Off. The Company will retain voting control of the General Partner pursuant to a voting agreement. To date, neither Mr. Richter nor Shore Capital, LLC has exercised the General Partner Options.
     In August 2005, the Board of Directors approved certain amendments to the New Richter Note and certain additional agreements with Mr. Richter. The board approved an extension of the maturity date of the New Richter

Note to July 29, 2007 and an increase of the interest rate from prime plus one percentage point to prime plus two percentage points. The Company will continue to waive interest provided that Mr. Richter guarantees debt of the Corporation to any person in an amount equal to at least $1,800,000. Mr. Richter must continue to guaranty up to $1,800,000 in indebtedness of the Company, if needed by the Company, until all obligations under the New Richter Note are satisfied. In addition, pursuant to the terms of his existing pledge agreement and guaranty to certain noteholders of the Company, Mr. Richter must deliver 250,000 common units of the MLP as security for the noteholders. The Company will agree to pay Mr. Richter the fair market value of the Penn Octane Corporation common stock and Rio Vista Energy Partners L.P. common units pledged by Mr. Richter for the benefit of the Company if and to the extent the noteholders foreclose on those shares or units due to default by the Company in its obligations to the noteholders. The Company may offset any payment obligation to Mr. Richter against any remaining obligation of Mr. Richter under the New Richter Note. Mr. Richter will agree to a two-year noncompetition covenant with the Company and its affiliates, subject to applicable limitations under California law. Subject to Mr. Richter’s satisfaction of his obligations under the New Richter Note and under the related agreements described above, the Company will agree to forgive principal and interest under the New Richter Note in an amount equal to $1,500,000 on July 29, 2007. The Company expects to execute after the date of this Proxy Statement appropriate agreements with Mr. Richter reflecting the matters approved by the Board of Directors in August 2005.
Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth the amount of stock of the Company beneficially owned as of August 8, 2005 by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s outstanding Common Stock.

	Amount and Nature of
	Beneficial Ownership of	Percent of Class of
Name of Beneficial Owner	Common Stock (1)	Common Stock
Jerome B. Richter (2)	3,937,108	25.28%
The Apogee Fund, Paradigm Capital Corporation, and Emmett M. Murphy (3)	1,290,474	8.26%
The Cushing Fund LP (4)	781,200	5.03%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under warrants which are currently exercisable, or which will become exercisable no later than 60 days after August 8, 2005, are deemed outstanding for computing the percentage of the person holding such warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes 37,850 shares of Common Stock owned by Mr. Richter’s spouse and 48,358 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

(3)	201 Main Street, Suite 1555, Fort Worth, Texas. Mr. Murphy, who became a director of the Company in November 2001, is the president of Paradigm Capital Corporation, a Texas corporation, which in turn, is the sole general partner of The Apogee Fund, L.P., a Delaware limited partnership. All of the referenced stock is owned of record by The Apogee Fund, and beneficial ownership of such securities is attributable to Mr. Murphy and Paradigm Capital Corporation by reason of their shared voting and disposition power with respect The Apogee Fund assets. Includes 108,274 shares of Common Stock issuable upon exercise of Common Stock purchase warrants granted to Mr. Murphy.

(4)	3300 Oak Lawn Avenue, Suite 650, Dallas, Texas.

The following table sets forth the amount of Common Stock of the Company beneficially owned as of August 8, 2005 by each director of the Company, each executive officer of the Company as of August 8, 2005, and all directors and executive officers as a group. Except as noted, the address of each person is c/o Penn Octane Corporation, 77-530 Enfield Lane, Bldg. D, Palm Desert, California.

	Amount and Nature of
	Beneficial Ownership of	Percent of Class of
Name of Beneficial Owner	Common Stock (1)	Common Stock
Emmett M. Murphy (2)	1,290,474	8.26%
Ian T. Bothwell (3)	224,179	1.42%
Stewart J. Paperin (4)	139,570	*
Harvey L. Benenson (5)	89,370	*
Charles C. Handly (6)	54,179	*
Jerry L. Lockett (7)	50,404	*
All Directors and Executive Officers as a group (6 persons) (8)	1,848,175	11.48%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under warrants which are currently exercisable, or which will become exercisable no later than 60 days after August 8, 2005, are deemed outstanding for computing the percentage of the person holding such warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	201 Main Street, Suite 1555, Fort Worth, Texas. Mr. Murphy, who became a director of the Company in November 2001, is the president of Paradigm Capital Corporation, a Texas corporation, which, in turn, is the sole general partner of The Apogee Fund, L.P., a Delaware limited partnership. All of the referenced common stock is owned of record by The Apogee Fund; beneficial ownership of such securities is attributed to Mr. Murphy by reason of his voting and disposition power with respect to The Apogee Fund assets. Includes 108,274 shares of common stock issuable upon exercise of common stock purchase warrants granted to Mr. Murphy.

(3)	Includes 224,179 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

(4)	Includes 89,370 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

(5)	Includes 89,370 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

(6)	Includes 34,179 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

(7)	Includes 24,179 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

(8)	Includes 569,550 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

Compliance under Section 16(a) of the Securities Exchange Act of 1934
     Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of Forms 3, 4 and 5 received by it, the Company believes that all directors, officers and 10% stockholders complied with such filing requirements, except as follows: Mr. Benenson filed a Form 5 in September 2004 containing a late report of certain warrant transactions; Mr. Murphy filed a Form 5 in September 2004 containing a late report of certain purchase and sale transactions and certain warrant transactions, and a late report on Form 4 in November 2004 to report certain purchases during the previous month; and Mr. Paperin filed a Form 5 in September 2004 containing a late report of his warrant transactions.
OTHER BUSINESS
     The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, to the best knowledge of the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice. As to any business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgement of the persons holding such proxies.
STOCKHOLDER PROPOSALS AND COMMUNICATIONS
     The Company anticipates that the 2006 Annual Meeting of Stockholders will be held in June 2006. Accordingly, proposals of stockholders intended to be presented at such Annual Meeting must be received by the Secretary of the Company at the Company’s principal executive offices no later than February 28, 2006 in order to be included in the Company’s Proxy Statement and form of proxy relating to that Annual Meeting. All such proposals must comply with applicable regulations of the Securities and Exchange Commission. Stockholders may communicate directly with members of the Board of Directors by writing to them at the addresses indicated on the Company’s web site, www.pennoctane.com.
REPORTS ON FORM 10-K AND FORM 10-Q
     The Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2004 and the Transition Report on Form 10-Q for the transition period from August 1, 2004 to December 31, 2004, including consolidated financial statements, accompany this Proxy Statement. The Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 is available upon written request and without charge to stockholders by writing to Ian T. Bothwell, Chief Financial Officer, Penn Octane Corporation, 77-530 Enfield Lane, Building D, Palm Desert, California 92211. All such reports are also available at no charge at the internet website of the Securities and Exchange Commission located at www.sec.gov/edgar/searchedgar/companysearch.html.
     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.
/s/ EMMETT M. MURPHY
Emmett M. Murphy
Chairman of the Board of Directors
August 15, 2005

Appendix A
PENN OCTANE CORPORATION
Audit Committee Charter
The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Penn Octane Corporation, a Delaware corporation (the “Company”), will have the oversight responsibility, authority and specific duties as described below.
COMPOSITION
The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee must fulfill the independence and experience requirements of NASDAQ. The Members of the Committee will be elected annually at the organizational meeting of the Board and will be listed in the annual report to the Company’s shareholders. One of the members of the Committee will be elected Committee Chairman by the Board.
RESPONSIBILITY
The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (the “SEC”); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal auditors, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.
While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s business conduct guidelines.
AUTHORITY
The Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal control of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.
MEETINGS
The Committee is to meet as many times as the Committee deems necessary in accordance with the requirements of the SEC, NASDAQ, or any other applicable regulatory agency. Content of the agenda for each meeting should be cleared by the Committee Chairman. The Committee is to meet in separate executive sessions with the Company’s chief financial officer and independent accountants at least once each year and at other times when considered appropriate.
ATTENDANCE
Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chairman may request that members of management and representatives of the independent accountants be present at Committee meetings.

SPECIFIC DUTIES
In carrying out its oversight responsibilities, the Committee will:
1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.

2.	Review with the Company’s management and independent accountants the Company’s accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

3.	Review with the Company’s management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

4.	Review the scope and general extent of the independent accountants’ annual audit. The Committee’s review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

5.	Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

6.	Have a predetermined arrangement with the independent accountants that they will advise the Committee, through its Chairman, and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing the Company’s Form 10-Q. The Committee shall also receive a confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

7.	At the completion of the annual audit, review with management and the independent accountants the following:
•	The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and on Form 10-K.

•	Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

•	Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statements.

•	Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (“SAS”) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a communication provided by the independent accountants concerning their judgment about the quality of the Company’s accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management’s representation concerning audit adjustments.
If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

8.	After preparation by management and review by the independent accountants, approve the report required under SEC rules to be included in the Company’s annual proxy statement. The Charter is to be published as an appendix to the proxy statement every three (3) years.

9.	Discuss with the independent accountants the quality of the Company’s financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company’s needs.
10.	Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as “material” or “serious.” Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

11.	Recommend to the Board the selection, retention or termination of the Company’s independent accountants.

12.	Review with management and the independent accountants the methods used to establish and monitor the Company’s policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

13.	Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company’s general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

14.	As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of NASDAQ, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

Proxy

PENN OCTANE CORPORATION 77-530
ENFIELD LANE, BUILDING D PALM DESERT,
CALIFORNIA 92211
ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 31, 2005
This proxy is solicited on behalf of the Board of Directors.
Charles C. Handly and Ian T. Bothwell, or either of them, each with the power of substitution (the “Proxies”), are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Penn Octane Corporation, a Delaware corporation (the “Company”), to be held at The Hyatt Regency Huntington Beach, 21500 Pacific Coast Highway, Huntington Beach, California, 92648, on August 31, 2005 at 9:00 a.m., local time or any adjournment thereof.
Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the nominees listed in Item 1, FOR Proposal 2 and FOR Proposal 3. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this proxy.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON.
(Continued and to be voted on reverse side.)

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.

Withhold
	For	Vote
01 — Harvey L. Benenson	☐	☐

02 — Emmett M. Murphy	☐	☐

03 — Stewart J. Paperin	☐	☐
B Issues
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	To ratify the appointment of Burton McCumber & Cortez, L.L.P. as independent accountants for the Company and its subsidiaries for the transition period August 1, 2004 to December 31, 2004 and fiscal year ending December 31, 2005.	☐	☐	☐

		For	Against	Abstain
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐
C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)